Exhibit 99.1

MEDIA CONTACTS:	INVESTOR CONTACTS:

Victor Beaudet	Renee Johansen
(212) 282-5344	Rob Foresti
(212) 282-5320
Sharon Samuel
(212) 282-5322

AVON REDUCES 2005 EARNINGS EXPECTATIONS
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NEW YORK, N.Y., September 20, 2005 – Avon Products, Inc. (NYSE:AVP) announced today that it is revising its full-year 2005 earnings forecast downward from previous expectations of $2.03 to $2.08 per share. The company said that it now expects full-year earnings, including previously announced tax benefits of $.18 per share, to be up low-to-mid single digits compared with prior-year earnings of $1.77 per share, which included tax benefits of $.05 per share. Full-year revenues are expected to increase mid-single digits (up slightly in local currencies), and full-year operating profit is anticipated to be flat to down somewhat.

     Avon attributed the expected shortfall to general weakness across each of its four regions, with continued sales shortfall in China; slower than expected improvement in Central and Eastern Europe, including Russia; and deceleration in Latin America. In addition, the company anticipates an impact on its U.S. business from Hurricane Katrina

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and from the effects of higher fuel costs on its Representatives and their customers. The company noted that its guidance does not include the cost of any steps that it might take during the balance of the year to reduce its enterprise expense base.

     As previously announced, Avon will release its third-quarter results and host a conference call with senior management on Friday, October 28, 2005. In addition, Avon will hold its annual investor conference on Thursday, November 10, 2005, at which time it will discuss long-term plans and actions to improve performance.

     Avon is the world’s leading direct seller of beauty and related products, with $7.7 billion in annual revenues. Avon markets to women around the world through 4.9 million independent sales Representatives. Avon product lines include such recognizable brand names as Avon Color, Anew, Skin-So-Soft, Avon Solutions, Advance Techniques Hair Care, Avon Naturals, Mark and Avon Wellness. Avon also markets an extensive line of fashion jewelry and apparel. More information about Avon and its products can be found on the company’s web site www.avoncompany.com.

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CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements in this report that are not historical facts or information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned”, “potential” and similar expressions may identify forward-looking statements. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Such factors include, among others, the following:

  general economic and business conditions in our markets, including social, economic, political and competitive uncertainties in Latin America, Asia Pacific, Central and Eastern Europe and the Middle East;
  our ability to implement our business, cash management and tax strategies and our Business Transformation initiatives;

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  our ability to achieve anticipated cost savings and our profitability and growth targets, particularly in our largest markets;
  our ability to implement appropriate product mix and pricing strategies;
  the impact of changes in consumer spending patterns and preferences, particularly given the global nature of our business;
  our ability to replace lost sales attributable to the repositioning of the U.S. Beyond Beauty business;
  the impact of substantial currency fluctuations on the results of our foreign operations and the cost of sourcing foreign products and the success of our foreign currency hedging and risk management strategies;
  our ability to implement our Sales Leadership program globally, to increase Representative productivity and recruit Representatives;
  our ability to implement our enterprise resource planning project;
  the impact of possible pension funding obligations and increased pension expense on our cash flow and results of operations;
  the impact of stock option expense pursuant to Statement of Financial Accounting Standards No. 123(R);
  our ability to successfully transition our business in China from a retail model to a direct selling model;
  the effect of legal, regulatory and tax proceedings, as well as restrictions imposed on us, our operations or our Representatives by foreign governments;
  our ability to successfully identify new business opportunities;
  our access to financing; and
  our ability to attract and retain key personnel and executives.

Additional information identifying such factors is contained in our 2004 Form 10-K for the year ended December 31, 2004, filed with the U.S. Securities and Exchange Commission. We undertake no obligation to update any such forward-looking statements.